UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

GENTEX CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-10235	38-2030505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Centennial Street Zeeland, Michigan		49464
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (616) 772-1800

_____________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2016, Gentex Corporation (the "Company") held its 2016 Annual Meeting of the Shareholders.  The matters listed and described briefly below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in detail in the Company's Proxy Statement filed April 4, 2016.  The voting results are as follows:

Election of Directors

The following individuals were elected to serve as directors of the Company to hold office a one (1) year term expiring in 2017:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Fred Bauer	223,248,488	5,087,417	41,183,412
Leslie Brown	226,873,762	1,462,143	41,183,412
Gary Goode	220,495,299	7,840,606	41,183,412
Pete Hoekstra	226,140,166	2,195,739	41,183,412
James Hollars	225,901,806	2,434,099	41,183,412
John Mulder	224,677,704	3,658,201	41,183,412
Richard Schaum	226,250,638	2,085,267	41,183,412
Frederick Sotok	222,476,212	5,859,693	41,183,412
James Wallace	222,687,404	5,648,501	41,183,412

Ratification of the Appointment of Ernst & Young LLP as the Company's Auditors for the Fiscal Year Ended December 31, 2016

The shareholders did ratify the appointment of Ernst & Young LLP to serve as the Company's auditors for the fiscal year ended December 31, 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes
268,014,805	1,095,423	409,089	—

Proposal for Approval, on an Advisory Basis, of the Compensation of the Company's Named Executive Officers

The shareholders did approve, on an advisory basis, the compensation of the Company's named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
218,955,548	8,719,935	660,422	41,183,412

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 24, 2016

GENTEX CORPORATION
(Registrant)

By    /s/ Kevin Nash
Kevin Nash
Chief Accounting Officer and
Vice President - Accounting